UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 13, 2012

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2012, the Federal Home Loan Bank of Atlanta (the "Bank") determined that John C. Helmken, II, is no longer eligible to serve as a director on the Bank's board of directors as a result of a merger. Mr. Helmken previously was elected as the member director designated for the State of Georgia. All member directorships are designated by the Director of the Federal Housing Finance Agency as representing members located in a particular state, and member directorships must be filled by a person who is an officer or director of a member institution located in that state. The member institutions of which Mr. Helmken was an officer or director, The Savannah Bank, National Association and Bryan Bank & Trust, both merged into a South Carolina financial institution. Based on applicable law, this resulted in Mr. Helmken's becoming ineligible to serve as the member director for the State of Georgia with a term expiring on December 31, 2014. In accordance with the Federal Home Loan Bank Act, the Bank's board of directors will elect a director to fill the vacancy for that directorship.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: December 14, 2012	By: /s/Reginald T. O'Shields
Reginald T. O'Shields,
Senior Vice President and
General Counsel